Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos 333-50986 and 333-58997 of the Sands Regent on Form S-8 of our reports dated August 22, 2003, incorporated by reference in the Annual Report on Form 10-K of The Sands Regent for the year ended June 30, 2003.

DELOITTE & TOUCHE LLP

Reno, Nevada

March 15, 2004